Exhibit 3(i)

                                   RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                        LAKELAND FINANCIAL CORPORATION


                                   ARTICLE I
                                   --------

                                     NAME

        The name of the Corporation is Lakeland Financial Corporation.

                                  ARTICLE II
                                  ----------

                                   PURPOSES

     The purposes for which the Corporation is formed are:

     SECTION 1. To acquire control of the Lake City Bank, of Warsaw, Indiana and to operate as a bank holding company.

     SECTION 2. GENERAL POWERS. To possess, exercise, and enjoy all rights, powers and privileges conferred upon bank holding companies by the Bank Holding Company Act of 1956 as amended and as hereafter amended or supplemented, and all other rights and powers authorized by the laws of the State of Indiana, and the laws of the United States of America applicable to bank holding companies and the regulations of the Board of Governors of the Federal Reserve System.

     SECTION 3. TO DEAL IN REAL PROPERTY. Subject to the limitations of
Section 2 above, to acquire by purchase, exchange, lease or otherwise, and to hold, own, use, construct, improve, equip, manage, occupy, mortgage, sell, lease, convey, exchange or otherwise dispose of, alone or in conjunction with others, real estate and leaseholds of every kind, character and description whatsoever and wheresoever situated, and any other interests therein, including, but without limiting the generality thereof, buildings, factories, warehouses, offices and structures of all kinds.

     SECTION 4. CAPACITY TO ACT. Subject to the limitations of Section 2 above, to have the capacity to act possessed by natural persons and to perform such acts as are necessary and advisable to accomplish the purposes, activities and business of the Corporation.


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     SECTION 5. TO ACT AS AGENT. Subject to the limitations of Section 2 above, to act as agent or representative for any firm, association, corporation, partnership, government or person, public or private, with respect to any activity or business of the Corporation.

     SECTION 6. TO MAKE CONTRACTS AND GUARANTEES. Subject to the limitations of Section 2 above, to make, execute and perform, or cancel and rescind, contracts of every kind and description, including guarantees and contracts of suretyship, with any firm, association, corporation, partnership, government or person, public or private.

     SECTION 7. TO BORROW FUNDS. Subject to the limitations of Section 2 above, to borrow moneys for any activity or business of the Corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, notes, trust receipts, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof, and the interest thereon, by mortgage, pledge, conveyance, or assignment in trust of all or any part of the assets of the Corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, exchange, or otherwise dispose of such securities or other obligations of the Corporation.

     SECTION 8. TO DEAL IN ITS OWN SECURITIES. Subject to the limitations of
Section 2 above, to purchase, take, receive or otherwise acquire, and to hold, own, pledge, transfer or otherwise dispose of shares of its own capital stock and other securities. Purchases of the Corporation's own shares, whether direct or indirect, may be made without shareholder approval only to the extent of unreserved and unrestricted earned surplus available therefor.

                                  ARTICLE III
                                  -----------

                              PERIOD OF EXISTENCE

     The period during which the Corporation shall continue is perpetual.

                                  ARTICLE IV
                                  ----------

                      RESIDENT AGENT AND PRINCIPAL OFFICE

     SECTION 1. RESIDENT AGENT. The name and address of the Corporation's Resident Agent for service of process is R. Douglas Grant, 202 East Center Street, P.O. Box 1387, Warsaw, Indiana 46580.

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     SECTION 2. PRINCIPAL OFFICE. The post office address of the principal office of the Corporation is 202 East Center Street, P.O. Box 1387, Warsaw, Indiana 46580.


                                   ARTICLE V
                                   ---------

                               AUTHORIZED SHARES

     SECTION 1. NUMBER OF SHARES. The total number of shares which the Corporation is to have authority to issue is 10,000,000, all of which are without par value.

     SECTION 2. GENERAL TERMS. All of the authorized shares shall be designated as "Common Stock", and each share of Common Stock shall be equal to every other share of Common Stock and shall participate equally in all earnings and profits of the Corporation and on distribution of assets, either on dissolution, liquidation or otherwise.

     SECTION 3. VOTING RIGHTS. Each holder of the Common Stock shall have the right to vote on all matters presented to shareholders and shall be entitled on all matters including elections of directors to one vote for each share of Common Stock registered in his name on the books of the Corporation.

                                  ARTICLE VI
                                  ----------

                     REQUIREMENTS PRIOR TO DOING BUSINESS

     The stated capital of the Corporation as of the date of filing of these Restated Articles of Incorporation is at least One Thousand Dollars ($1,000.00).

                                  ARTICLE VII
                                  -----------

                                  DIRECTOR(S)

     SECTION 1. NUMBER OF DIRECTORS. The Board of Directors shall be composed of such number of directors ranging from nine (9) to eighteen (18), inclusive, as shall be established from time to time by the By-laws of the Corporation. In the absence of the establishment of such a number, the number of directors shall be ten (10).

     SECTION 2. NAMES AND POST OFFICE ADDRESSES OF THE DIRECTORS. The names and post office addresses of the Board of Directors of the Corporation at the date of adoption of these Restated Articles of Incorporation are:

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                        NUMBER AND
     NAME               STREET OR BUILDING            CITY       STATE    ZIP
- --------------------    --------------------------    ---------  -----   -----
Eddie Creighton         P.O. Box 1058                 Warsaw       IN    46580
Anna K. Duffin          2300 S. Main                  Goshen       IN    46526
L. Craig Fulmer         120 W. Lexington, Ste. 310    Elkhart      IN    46516
R. Douglas Grant        P.O. Box 1387                 Warsaw       IN    46580
Jerry L. Helvey         2808 E. Turnberry Rd.         Warsaw       IN    46580
Homer A. Kent           305 Sixth Street              Winona Lake  IN    46590
J. Alan Morgan          114 EMS T36 Lane              Leesburg     IN    46538
Richard L. Pletcher     1600 W. Market St.            Nappanee     IN    46550
Joseph P. Prout         P.O. Box 877                  Warsaw       IN    46580
Philip G. Spear         111 S. High St.               Warsaw       IN    46580
Terry L. Tucker         P.O. Box 308                  Milford      IN    46542
George L. White         1727 Betsy Ct.                Warsaw       IN    46580

     SECTION 3. QUALIFICATIONS OF DIRECTORS.

     (a) Directors need not be shareholders of the Corporation.

     (b) For the period of at least six (6) months prior to his election to the Board of Directors of the Corporation and during his tenure thereon, each director shall be a resident of the market area of the Corporation as determined annually by the Board of Directors as required by the Community Reinvestment Act of 1977, as now in effect or as hereafter amended.

     (c) No director shall be a director, officer, employee, or the holder of 5% or more of the outstanding shares of any class of voting securities or securities convertible into voting securities of any financial institution, including but not limited to banks, trust companies, savings and loan associations, whether stock or mutual, credit unions, bank holding companies, savings and loan holding companies, or any other entity controlling, controlled by or in common control with a financial institution, other than
(a) the Corporation, (b) any subsidiary of or other entity controlled by the Corporation, or (c) serving in any capacity at the request of the Corporation.

     (d) Those directors holding office as of the date of these amended Articles, who would otherwise be precluded from serving as directors of this

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Corporation because of the restrictions imposed by this Section 3 of the
Article VII, shall be permitted to continue to serve as directors of the Corporation for such continuous period of time as they are elected or reelected by the shareholders.

     SECTION 4. TERMS OF DIRECTORS.

     (a) The terms of the Directors shall be staggered as set forth herein. For purposes of this section, the Board of Directors shall be divided into three classes consisting, to the extent possible, of equal numbers. The classes shall be designated Class A, Class B and Class C, respectively. To the extent that the number of directors is not divisible by three (3), the first additional director shall be placed in Class A and the second additional director, if there is one, shall be placed in Class B.

     (b) At the annual meeting of shareholders to be held in 1984, the shareholders shall vote for the total number of directors as shall be set by the Board of Directors pursuant to Section 1 of this Article VII. Class A shall be elected for a term of three (3) years. Class B shall be elected for an initial term of two (2) years and for terms thereafter of three (3) years. Class C shall be elected for an initial term of one (1) year and for terms thereafter of three (3) years. Each person elected shall serve for the term of the class to which he has been designated and until his successor is duly elected and qualified or until his earlier death, resignation, disqualification, or removal from office.

     (c) At the annual meeting of shareholders to be held in 1985, the shareholders shall vote for the number of directors comprising Class B to hold office for a term of three (3) years. At the annual meeting of shareholders to be held in 1986, the shareholders shall vote for the number of directors comprising Class C to hold office for a term of three years. At subsequent annual meetings, the shareholders shall vote for the number of directors comprising the class whose term is expiring, which class shall be elected for a term of three (3) years.

     SECTION 5. REMOVAL OF DIRECTORS. Except as provided below, a director may not be removed or suspended from the Board of Directors except with cause as determined by procedures established from time to time by the By-laws of the Corporation. Any or all members of the Board of Directors may be removed, with or without cause, at a meeting of the shareholders called expressly for that purpose, by a vote of the holders of not less than two-thirds of the outstanding shares of common stock of the Corporation entitled to vote at that meeting. Any director shall immediately cease being a director when he no longer satisfies the standards for qualification established by Section 3 of this Article VII.

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                                 ARTICLE VIII
                                 ------------

                                   OFFICERS

     The name and post office address of the President and Secretary of the Corporation at the date of adoption of these Restated Articles of Incorporation are, respectively:

                              NUMBER AND
         NAME                 STREET OR BUILDING     CITY     STATE      ZIP
- ---------------------------   ------------------     ------   -----     -----
R. Douglas Grant, President   P.O. Box 1387          Warsaw     IN      46580
Terry M. White, Secretary     P.O. Box 1387          Warsaw     IN      46580



                                  ARTICLE IX
                                  ----------

                     PROVISIONS FOR REGULATION OF BUSINESS
                     AND CONDUCT OF AFFAIRS OF CORPORATION

     SECTION 1. MEETINGS OF SHAREHOLDERS. Meetings of shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the notices or waivers of notice of such meetings.

     SECTION 2. MEETINGS OF DIRECTORS. Meetings of Directors of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the notices or waivers of notice of such meetings.

     SECTION 3. CONSIDERATION FOR SHARES. Shares of stock of the Corporation shall be issued or sold in such manner and for such amount of consideration as may be fixed from time to time by the Board of Directors.

     SECTION 4. BY-LAWS OF THE CORPORATION. The Board of Directors by a majority vote of the actual number of directors elected and qualified from time to time shall have the power, without the assent or vote of the shareholders, to make, alter, amend or repeal the By-Laws of the Corporation.

     SECTION 5. COMMITTEES. If the By-Laws so provide, the Board of Directors may, by resolution adopted by a majority of the actual number of directors elected and qualified from time to time, designate from among its members an executive committee and one or more other committees, each of which to the extent provided in such resolution, the Articles of Incorporation or the

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By-Laws, may exercise all of the authority and powers of the Board of
Directors of the Corporation, and shall have the power to authorize the execution of all documents and the affixing of the Seal of the Corporation to all papers which may require it; but no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting an agreement or plan of merger or consolidation, proposing a special corporate transaction, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, electing or removing officers, or amending the By-Laws of the Corporation. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. No member of any such committee shall continue to be a member thereof after he ceases to be a Director of the Corporation.

     SECTION 6. CONSENT ACTION BY SHAREHOLDERS. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the shareholders.

     SECTION 7. CONSENT ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if prior to such action a written consent to such action is signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

     SECTION 8. INTEREST OF DIRECTORS IN CONTRACTS. Any contract or other transaction between the Corporation and any corporation in which this Corporation owns a majority of the capital stock shall be valid and binding, notwithstanding that the directors or officers of this Corporation are identical or that some or all of the directors of officers, or both, are also directors or officers of such other corporation.

     Any contract or other transaction between the Corporation and one or more of its directors or members or employees, or between the Corporation and any firm of which one or more of its directors are members or employees or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are stockholders, members, directors, officers, or employees or in which they are interested, shall be valid for all purposes notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or

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directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common statutory law applicable thereto.

     SECTION 9. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. Every person who is or was a director, officer or employee of this Corporation or of any other corporation for which he is or was serving in any capacity at the request of this Corporation shall be indemnified by this Corporation against any and all liability and expense that may be incurred by him in connection with or resulting from or arising out of any claim, action, suit or proceeding, provided that such person is wholly successful with respect thereto or acted in good faith in what he reasonably believed to be in or not opposed to the best interests of this Corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding in which he had no reasonable cause to believe that his conduct was unlawful. As used herein, "claim, action, suit or proceeding" shall include any claim, action, suit or proceeding (whether brought by or in the right of this Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, whether actual or threatened or in connection with an appeal relating thereto, in which a director, officer or employee of this Corporation may become involved, as a party or otherwise,

     (i) by reason of his being or having been a director, officer or employee of this Corporation or such other corporation or arising out of his status as such or

     (ii)by reason of any past or future action taken or not taken by him in any such capacity, whether or not he continues to be such at the time such liability or expense is incurred.

     The terms "liability" and "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, amounts of judgments, fines or penalties, and amounts paid in settlement by or on behalf of a director, officer or employee, but shall not in any event include any liability or expenses on account of profits realized by him in the purchase or sale of securities of the Corporation in violation of the law. The termination of any claim, action, suit or proceeding, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct as forth in this paragraph.

     Any such director, officer or employee who has been wholly successful with respect to any such claim, action, suit or proceeding shall be entitled to indemnification as a matter of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made only if (i) the Board of Directors acting by a quorum consisting of Directors who are not parties to or

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who have been wholly successful with respect to such claim, action, suit or proceeding shall find that the director, officer or employee has met the standards of conduct set forth in the preceding paragraph; or (ii) independent legal counsel shall deliver to the Corporation their written opinion that such director, officer or employee has met such standards of conduct.

     If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not entitled as to other matters.

     The Corporation may advance expenses to or, where appropriate, may at its expense undertake the defense of any such director, officer or employee upon receipt of an undertaking, in form and substance satisfactory to the Board of Directors, by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification hereunder.

     The provisions of this Section shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act during, before or after the adoption hereof.

     The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law and shall inure to the benefit of the heirs, executors and administrators of any such person.

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section or otherwise.

     SECTION 10. DISTRIBUTIONS OUT OF CAPITAL SURPLUS. The Board of Directors of the Corporation may from time to time distribute to its shareholders out of the capital surplus of the Corporation a portion of its assets, in cash or property, without the assets or vote of the shareholders, provided that with respect to such a distribution the requirements of The Indiana General Corporation Act other than shareholder approval are satisfied.

     SECTION 11. POWERS OF DIRECTORS. In addition to the powers and the authority granted by these Articles or by statute expressly conferred, the Board of Directors of the Corporation is hereby authorized to exercise all powers and to do all acts and things as may be exercised or done under the laws of the State of Indiana by a corporation organized and existing under the

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provisions of The Indiana General Corporation Act and not specifically prohibited or limited by these Articles.

     SECTION 12. VOTE REQUIRED ON CERTAIN MATTERS.

     (a) The affirmative vote of the holders of not less than two-thirds of the outstanding shares of common stock of the Corporation shall be required for the authorization or adoption of the following transactions:

          (1) any merger or consolidation of the Corporation or any subsidiary thereof with or into any control person, whether or not the Corporation or any such subsidiary is the surviving corporation of any such merger or consolidation;

          (2) any sale, lease, exchange, transfer or other disposition (including, without limitation, the granting of a mortgage or other security interest), to a control person by the Corporation or any subsidiary thereof, of any material part of the assets of the Corporation or of any subsidiary thereof;

          (3) a liquidation or dissolution of the Corporation or any material subsidiary thereof or adoption of any plan with respect thereto; or

          (4) any amendment of the Articles of Incorporation of the Corporation.

     (b) Prior to the approval of any of the transactions referred to in subsection (a) of this Section, the Board of Directors shall make an evaluation of all relevant factors and issues arising out of or in connection with any such transaction and shall report to the shareholders the conclusions which the Board of Directors reaches from such evaluation. Relevant factors and issues shall include consideration of the impact which any such transaction would have on the community in which the Corporation or its subsidiaries conduct business, the employees of the Corporation or any of its subsidiaries, and the suppliers and customers of the Corporation and its subsidiaries, and shall also include any and all other factors which the Board of Directors in its discretion deems relevant.

     (c) The following definitions shall apply when used in this Section:

          (1) "Control person" shall include any person, whether an individual, a corporation, a partnership, a group, or otherwise, who separately or in association with one or more other persons (i) owns, or controls the vote of, in the aggregate, directly or indirectly, ten percent (10%) or more of the outstanding voting securities of the Corporation, or (ii) during the twelve month period preceding any such vote, has acquired or obtained control of

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          the vote of five percent (5%) or more of the voting securities of the Corporation.

          (2) "Controls the vote" and "control of the vote" shall mean the ability, directly or indirectly, to direct or cause the direction of the vote, whether by reason of agreement, an exercisable option or otherwise.

          (3) "Voting securities of the Corporation" includes (i) any securities of the Corporation which are entitled to vote on any matter referred to in this Section; (ii) any securities, including but not limited to, preferred stock, bonds, debentures, or options, which can be converted into voting securities at the time of the vote referred to in this Section; and (iii) security agreements of any nature for which voting securities are pledged as collateral.

































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